UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 21, 2005

(Date of report)

October 17, 2005

(Date of earliest event reported)

Sotheby's Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction incorporation or organization)	1-9750 (Commission File Number)	38-2478409 (I.R.S. Employer Identification No.)

38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan	48303
(Address of principal executive offices)	(Zip Code)

(248) 646-2400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant

As of October 17, 2005, Sotheby’s Holdings, Inc. (the “Company”) had total outstanding borrowings under its long-term senior secured credit agreement of $140 million. Included in this amount is $20 million borrowed on October 17, 2005 used to fund, in part, a secured term loan made by the Company’s Finance segment.

The Company expects to repay a substantial amount of its outstanding borrowings by the end of November 2005. (See statement on Forward Looking Statements.)

Forward Looking Statements

This Form 8-K contains certain forward looking statements, as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S HOLDINGS, INC.

By:	/s/ Michael L. Gillis Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer

Date:	October 21, 2005